Black Diamond Reports First Quarter 2011 Results

Sales Up 18% to $39.1 Million with Global Growth in All Categories

SALT LAKE CITY, Utah – (May 9, 2011) – Black Diamond, Inc. (NASDAQ: BDE) (the “Company”), a leading provider of outdoor recreation equipment and active lifestyle products, reported financial results for the first quarter ended March 31, 2011.

First Quarter 2011 Highlights

▪	Sales of $39.1 million, an increase of 18% from pro forma prior year quarter.

▪	Net income totaled $1.2 million or $0.05 per diluted share.

▪	Adjusted net income before non-cash items totaled $4.4 million or $0.20 per diluted share.

▪	Adjusted EBITDA totaled $4.6 million.

▪	Successfully completed the integration of Black Diamond Equipment and Gregory Mountain Products.

First Quarter 2011 Financial Results

Total sales in the first quarter of 2011 increased 18% to $39.1 million, compared to pro forma sales of $33.1 million in the first quarter of 2010. The pro forma prior year sales include the results of Black Diamond Equipment and Gregory Mountain Products prior to their acquisitions by the Company in May 2010. The growth was attributable to increased sales of the Company’s highly recognized products globally.

Gross margin in the first quarter was 38.6%, compared to pro forma gross margin of 39.6% in the prior year quarter. The decline in gross margin was primarily attributed to unfavorable foreign exchange rates related to the Company’s European sales, despite sales growth on a constant currency basis.

Net income in the first quarter was $1.2 million or $0.05 per diluted share.  The Company noted this income included $2.5 million of non-cash items as well as $0.8 million in restructuring charges related to the relocation of Gregory Mountain Products’ office and warehouse, and the Company’s U.S. distribution facilities to a new location in Salt Lake City.  Excluding these items, the Company had adjusted net income before non-cash items of $4.4 million or $0.20 per diluted share.

Adjusted EBITDA (earnings before interest, taxes, other income, depreciation, amortization, non-cash equity compensation and restructuring charges) in the first quarter of 2011 was $4.6 million, which excludes $0.9 million of non-cash equity compensation and $0.8 million of restructuring charges (as described above) from EBITDA.

At March 31, 2011, cash and cash equivalents totaled $5.2 million, compared to $2.8 million at December 31, 2010. The increase is primarily due to net borrowings on the Company’s line of credit.  Total long-term debt including the current portion of long-term debt was $33.5 million at March 31, 2011, which included $18.3 million outstanding on the Company’s $35.0 million line of credit, and a discounted value of $14.3 million on the Company’s 5% subordinated notes, as well as $0.9 million in other debt. The face value of the 5% subordinated notes is $22.6 million.

Stockholders’ equity was $165.2 million or approximately $7.60 per share based on 21.7 million shares of common stock outstanding as of March 31, 2011.

Management Commentary

Peter Metcalf, Chief Executive Officer, commented: “Though we are pleased to have begun 2011 with such a robust first quarter of growth, we are most proud of the style in which we achieved these results, which was through a combination of truly innovative and award winning products, further cultivating our strong relationships with key retailers, and our nationally-recognized leadership with public policy issues of great importance to our customers.  Together these actions are resulting in the continued rise of our brands as the quintessence of the sports themselves.  Our sales growth is affirmation that our strategy is on track. For that matter, within the online core summer categories at REI and Eastern Mountains Sports, our Gregory and Black Diamond brands were the top performing brands in six and seven of 13 categories, respectively.”

“With the integration of Gregory Mountain Products and Black Diamond Equipment now complete,” continued Metcalf, “our new 77,000 square-foot Salt Lake City, UT Distribution Center is now fully operational and meeting the demands of accelerating sales at retail and on-line.  In addition, over half a dozen director-level management and designer positions were created and have been filled, and we have made solid progress on interviewing for another handful of new manager and director level positions.  We are enthusiastically moving forward on our compelling strategy to leverage our global operational platform, and grow our business both organically and acquisitively into one of the world’s most respected and leading active outdoor equipment and lifestyle corporations.  This past quarter’s results exceeded our internal expectations and positions us strongly for what we believe to be continued solid growth through continued innovative product launches, sport intimacy, insightful marketing and retail partnering.”

Net Operating Loss

The Company estimates that it has available net operating loss carryforwards for U.S. federal income tax purposes of approximately $225.8 million, after application of the limitation under Section 382 of the Internal Revenue Code.  The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will host a conference call today at 4:30 p.m. Eastern Time to discuss its first quarter 2011 results. Black Diamond’s President and CEO Peter Metcalf and CFO Robert Peay will host the conference call, followed by a question and answer period.

To participate on the call, investors should dial the appropriate number 5-10 minutes prior to the start time.

Date: Monday, May 9, 2011
Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Dial-In Number: 1-877-407-0789
International: 1-201-689-8562
Conference ID#: 371520

The conference call will be also broadcast live and available for replay here and on the Company's website at www.blackdiamond-inc.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day and until May 23, 2011.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 371520

About Black Diamond, Inc.

Black Diamond, Inc. is a leading provider of outdoor recreation equipment and active lifestyle products under the principal brands of Black Diamond® and Gregory®. The company develops, manufactures and globally distributes a broad range of products including: rock-climbing equipment (such as carabiners, protection devices, harnesses, belay and devices, helmets and ice-climbing gear), technical backpacks and high-end day packs, tents, trekking poles, headlamps and lanterns, gloves and mittens, skis, ski bindings, ski boots, ski skins and avalanche safety equipment.  Headquartered in Salt Lake City, Utah, the company has more than 475 employees worldwide, with ISO 9001 manufacturing facilities both in Salt Lake City and Southeast China as well as a sewing plant in Calexico, California; distribution centers in Utah and Southeast China; a marketing office in Yokohama, Japan; and a fully owned sales, marketing and distribution operation for Europe, located near Basel, Switzerland. For more information about the company, visit www.blackdiamond-inc.com, www.blackdiamondequipment.com, or www.gregorypacks.com.

Statement Regarding the Presentation of Results

The Company, formerly named Clarus Corporation, closed its acquisitions of Black Diamond Equipment and Gregory Mountain Products on May 28, 2010 (the "Acquisitions").  Black Diamond Equipment is considered the Predecessor Company for financial reporting purposes.  The prior year combined financial results for the three-month period ended March 31, 2010 represent the results of the Company and the Predecessor but exclude the results of Gregory Mountain Products.  We believe prior year pro forma results, which include the Company, Black Diamond Equipment and Gregory Mountain Products for the full three-month period ending March 31, 2010 are the most useful and instructive comparison, particularly pro forma sales and pro forma gross margin.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). The earnings press release contains the non-GAAP measures, combined and pro forma sales and gross profit, net income before non-cash items and adjusted net income before non-cash items and related earnings per share, and earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”) and adjusted EBITDA. The Company also believes that presentation of certain non-GAAP measures, i.e., combined and pro forma sales and gross profit, net income before non-cash items, and EBITDA and adjusted EBITDA, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures by other publicly traded companies.

Forward-Looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company's ability to maintain the strength and security of its information technology systems; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except per share amounts)

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,232	$2,767
Accounts receivable, less allowance for doubtful accounts of $453 and $353, respectively	24,534	20,293
Inventories	32,862	34,942
Prepaid and other current assets	1,581	2,527
Income tax receivable	265	376
Deferred income taxes	1,698	1,698
Total Current Assets	66,172	62,603

Property and equipment, net	15,393	14,740
Definite lived intangible assets, net	17,107	17,439
Indefinite lived intangible assets	32,650	32,650
Goodwill	40,601	40,601
Deferred income taxes	43,558	43,582
Other long-term assets	1,075	1,064
TOTAL ASSETS	$216,556	$212,679

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$17,009	$19,208
Current portion of long-term debt	302	308
Total Current Liabilities	17,311	19,516

Long-term debt	33,227	29,456
Other long-term liabilities	810	785
TOTAL LIABILITIES	51,348	49,757

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 21,814 shares issued and 21,739 outstanding in 2011	2	2
Additional paid in capital	400,374	399,475
Accumulated deficit	(237,010)	(238,178)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive income	1,844	1,625
TOTAL STOCKHOLDERS' EQUITY	165,208	162,922
TOTAL LIABILITIES AND EQUITY	$216,556	$212,679

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	THREE MONTHS	THREE MONTHS
	ENDED	ENDED
			Predecessor
	Consolidated		Company	Combined
	March 31, 2011	March 31, 2010	March 31, 2010	March 31, 2010

Sales
Domestic sales	$15,830	$-	$9,819	$9,819
International sales	23,228	-	13,838	13,838
Total sales	39,058	-	23,657	23,657

Cost of goods sold	23,987	-	14,537	14,537
Gross profit	15,071	-	9,120	9,120

Operating expenses
Selling, general and administrative	12,329	868	7,315	8,183
Restructuring charge	774	-	-	-
Transaction costs	-	1,509	-	1,509

Total operating expenses	13,103	2,377	7,315	9,692

Operating income (loss)	1,968	(2,377)	1,805	(572)

Other (expense) income
Interest expense	(728)	-	(106)	(106)
Interest income	10	22	(7)	15
Other, net	418	-	292	292

Total other (expense) income, net	(300)	22	179	201

Income (loss) before income tax	1,668	(2,355)	1,984	(371)
Income tax provision	500	-	584	584
Net income (loss)	$1,168	$(2,355)	$1,400	$(955)

Earnings (loss) per share:
Basic	$0.05	$(0.14)
Diluted	0.05	(0.14)

Weighted average shares oustanding:
Basic	21,831	16,867
Diluted	21,951	16,867

RECONCILIATION FROM SALES AND GROSS PROFIT TO PRO FORMA SALES
AND PRO FORMA GROSS PROFIT AND PRO FORMA GROSS MARGIN

THREE MONTHS ENDED

	March 31, 2011		March 31, 2010

		Sales as reported	$-
		Sales for Predecessor Company three months ended 3/31/10	23,657
		Combined sales	23,657
		Sales for Gregory three months ended 3/31/10	9,456
Sales as reported	$39,058	Pro forma sales	$33,113

Sales growth	18.0%

	March 31, 2011		March 31, 2010

		Gross profit as reported	$-
		Gross profit for Predecessor Company three months ended 3/31/10	9,120
		Combined gross profit	9,120
		Gross profit for Gregory three months ended 3/31/10	3,991
Gross profit as reported	$15,071	Pro forma gross profit	$13,111

		Combined gross margin	38.6%

Gross margin as reported	38.6%	Pro forma gross margin	39.6%

RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, OTHER
INCOME, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(in thousands)

	THREE MONTHS	THREE MONTHS
	ENDED	ENDED
			Predecessor
			Company	Combined
	Consolidated March 31, 2011	March 31, 2010	March 31, 2010	March 31, 2010

Net income (loss)	$1,168	$(2,355)	$1,400	$(955)

Income tax provision	500	-	584	584
Other, net	(418)	-	(292)	(292)
Interest income	(10)	(22)	7	(15)
Interest expense	728	-	106	106

Operating income	1,968	(2,377)	1,805	(572)

Depreciation	607	79	495	574
Amortization of intangibles	332	-	1	1

EBITDA	$2,907	$(2,298)	$2,301	$3

Transaction costs	-	1,509	-	1,509
Restructuring charge	774	-	-	-
Non-cash equity compensation	899	118	270	388

Adjusted EBITDA	$4,580	$(671)	$2,571	$1,900

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER SHARE
(in thousands, except per share amounts)

	THREE MONTHS		THREE MONTHS
	ENDED		ENDED
				Predecessor
	Consolidated			Company	Combined
	March 31, 2011	Per Diluted Share	March 31, 2010	March 31, 2010	March 31, 2010	Per Diluted Share

Net income (loss)	$1,168	$0.05	$(2,355)	$1,400	$(955)	$(0.06)

Amortization of intangibles	332	0.02	-	1	1	0.00
Depreciation	607	0.03	79	495	574	0.03
Accretion of note discount	267	0.01	-	10	10	0.00
Amortization of discount on securities	-	-	(11)	-	(11)	(0.00)
Non-cash equity compensation	899	0.04	118	270	388	0.02
Income tax provision	500	0.02	-	584	584	0.03
Cash paid for income taxes	(96)	(0.00)	-	(562)	(562)	(0.03)

Net income (loss) before non-cash items	$3,677	$0.17	$(2,169)	$2,198	$29	$0.00

Transaction costs	-	-	1,509	-	1,509	0.09
Restructuring charge	774	0.04	-	-	-	-
State cash taxes on adjustments	(39)	(0.00)	(75)	-	(75)	(0.00)
AMT cash taxes on adjustments	(15)	(0.00)	(29)	-	(29)	(0.00)

Adjusted net income (loss) before non-cash items	$4,397	$0.20	$(764)	$2,198	$1,434	$0.09

Company Contact:

Warren B. Kanders
Executive Chairman
Tel 203-428-2000
warren.kanders@bdel.com
or
Peter Metcalf
Chief Executive Officer
Tel 801-278-5552
peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.
Scott Liolios or Cody Slach
Tel 949-574-3860
BDE@liolios.com